Exhibit 24.01

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Charles A. Nooney, William E. Losch and Ellen McDonald, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 and any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated August 26, 2011

/s/ Bobby R. Inman
Bobby R. Inman

/s/ John W. Jarve
John W. Jarve

/s/ Jeffrey D. Brody
Jeffrey D. Brody

/s/ Vernon J. Stevenson
Vernon J. Stevenson

/s/ Bandel L. Carano
Bandel L. Carano

/s/ Simon T. Bax
Simon T. Bax

/s/ Paul M. Scanlan
Paul M. Scanlan